UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 17, 2023

(Date of earliest event reported)

ELYS GAME TECHNOLOGY, CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39170	33-0823179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of principal executive offices)

1-561-838-3325

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ELYS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2023 (the "Closing Date"), Elys Game Technology, Corp. (the "Company") closed a private placement offering of up to 3,000 units and entered into a Subscription Agreement (the "Agreement") with a group of accredited investors (the "Investors"), which Investors included Gold Street Capital Corp., which is a company owned by Gilda Pia Ciavarella, a related party and spouse of the Company’s Executive Chairman, Michele Ciavarella, and Braydon Capital Corp. a company owned by Claudio Ciavarella, a related party and brother of the Company’s Executive Chairman, Michele Ciavarella. The amount received from Braydon Capital, included the conversion of the promissory note advanced by Braydon Capital of $360,000 and accrued interest up to the closing date. Each Unit sold to the Investors were sold at a per unit price of $1,000 and were comprised of (i) a 12% convertible debenture in the principal amount of $1,000 (the “Debentures”), and (ii) warrants to purchase shares of the Company’s common stock (the “Warrants”). The purpose of the private placement is to provide working capital for general corporate purposes in advance of launching the Company’s online channel and mobile app product for U.S. and Canadian markets.

The Investors purchased a total of 2,876 units and the Company issued Debentures for the total principal amount of $2,876,000 (the "Principal Amount") to the Investors and warrants to purchase 6,951,905 shares of common stock of the Company.

The Debentures mature three years from their date of issuance and bear interest at a rate of 12% per annum compounded annually and payable on the maturity date. Each Debenture is convertible, at the option of the holder, at any time, into such number of shares of common stock of the Company equal to the principal amount of the Debentures plus all accrued and unpaid interest at a price equal to $0.40 per share by each of the Investors, except that Debentures issued to Gold Street are exercisable at the Nasdaq consolidated closing bid price (calculated to the nearest one-hundredth of one cent) of the Company common stock on the Nasdaq stock market on the Closing Date, or $0.42 per share, subject to adjustment as provided in the Debenture, at any time up to the Maturity Date. The Debentures are initially convertible into 6,951,905 shares of common stock, subject to anti-dilution adjustment as provided in the Debentures. The holder is guaranteed to receive a minimum of five months of interest in the event of an early repayment (“Redemption”) by the Company.

In addition, the Company may accelerate this right of conversion on at least ten (10) business days prior written notice to the Holder if there is an effective Registration Statement registering, or a current prospectus available for, the resale of the common shares issuable on the conversion and (i) the closing price of the Company’s common shares exceeds two hundred (200%) per cent of the Conversion Price for five (5) trading days in a thirty (30) day period or (ii) the Company wishes to redeem or pre-pay the Debentures prior to the Maturity Date.

If at any time that the common shares issuable to the Investors on conversion of the Debentures in whole or in part would be free trading without resale restrictions or statutory hold periods, the Debentures are redeemable by the Company at any time or times prior to the Maturity Date on not less than ten (10) Business Days prior written notice from the Company to the Investor of the proposed date of Redemption (the “Redemption Date”), without bonus or penalty, provided, however, that prior to the Redemption Date, the Investors have the right to convert the whole or any part of the principal and accrued and unpaid interest of the Debentures into common shares of the Company.

The Warrants are exercisable at an exercise price equal to $0.40 per share by each of the Investors, except that Warrants issued to Gold Street are exercisable at the Nasdaq consolidated closing bid price (calculated to the nearest one-hundredth of one cent) of the Company common stock on the Nasdaq stock market on the Closing Date, or $0.42 per share, subject to adjustment as provided in the Warrant and expire three years after the issuance date. Each Warrant is exercisable on a cashless basis in the event that there is not an effective registration statement registering the shares underlying the Warrant at the time of exercise.

The Company may accelerate the right to exercise the Warrants on at least ten (10) business days prior written notice to the Holder if there is an effective Registration Statement registering, or a current prospectus available for, the resale of the common shares issuable on exercise of the Warrants and the closing price of the Company’s common shares exceeds two hundred (200%) per cent of the Exercise Price for five (5) trading days in a thirty (30) day period.

The Warrants and Debentures provide that if the Company issues or sells common stock of securities convertible or exercisable into common stock for a price lower than the exercise price of conversion price that the exercise price and conversion price will be reduced to such price, subject to a floor price of $0.35 and subject to certain exempt issuances set forth in the Debentures and Warrants.

The number of shares of common stock that may be issued upon conversion of the Debentures and exercise of the Warrants is subject to an Exchange Cap (as defined in the Debenture and Warrant) unless shareholder approval to exceed the Exchange Cap is approved. The parties agree to amend the Debentures and Warrants as necessary in order to comply with the requirements of the Nasdaq Capital Markets.

The Debentures are secured by a senior security interest in all of the assets of Elys Game Technology, Corp. pursuant to a Security Agreement. The Company’s primary assets consist of certain business operations and licenses in multiple jurisdictions, trademarks and other intellectual property, betting technology and products as further described in the Company’s annual report on Form 10-K filed with the SEC on April 17, 2023. Following an event of default under the Debentures, the Investors will have all available rights under the Security Agreement and applicable law to enforce their rights as secured creditors, including to sell, assign, transfer, pledge, encumber or otherwise dispose of the secured assets, and to exercise any other available rights and remedies upon the occurrence of an event of default as described in the Debentures.

The Debentures can be declared due and payable upon an “Event of Default.” As more fully described in the Purchase Agreement, each of the following, among other things, constitutes an “Event of Default” under the Debentures:

(a)	default in the payment of any principal or interest on the Debentures as and when the same shall become due and payable, and continuance of such default for a period of five (5) Business Days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given by the Holder;

(b)	the institution of bankruptcy or insolvency proceedings against the Company, or the institution of proceedings seeking reorganization or winding-up of the Company or any other bankruptcy, insolvency or analogous laws, or the issuing of sequestration or process of execution against the Company or any substantial part of its property, or the appointment of a receiver or manager of the Company or of any substantial part of its property, and, in each case, the continuance of any such proceedings unstayed, undischarged and in effect for a period of fifteen (15) days from the date thereof;

(c)	or the institution by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it, or the passing of a resolution authorizing the filing by it, of a petition or answer or consent seeking reorganization or relief under bankruptcy laws or any other bankruptcy, insolvency or analogous laws, or the consent by it to the filing of any such petition or to the appointment of a receiver of the Company or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the Company’s admitting in writing its inability to pay its debts generally as they become due or taking corporate action in furtherance of any of the aforesaid purposes.

The Company paid no finders fees in connection with the subscriptions.

The foregoing descriptions of the Subscription Agreement, Debenture, Warrant and Security Agreement are qualified in their entirety by reference to the full text of the forms of Subscription Agreement, Debenture, Warrant and Security Agreement copies of each of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Item 2.03 - Creation of Direct Financial Obligation

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 - Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Debentures and Warrants were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder (the "Securities Act") and therefore are not registered under the Securities Act or the securities laws of any state of the United States. The transaction does not involve a public offering. The investors are each an "accredited investor" and each investor has access to information about us and their investment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Exhibit Description
10.1	Form of Subscription Document between the Company and the Investors
10.2	Form of Debenture
10.3	Form of Warrant
10.4	Form of Security Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2023	ELYS GAME TECHNOLOGY, CORP.

	By:	/s/ Michele Ciavarella
	Name:	Michele Ciavarella
	Title:	Executive Chairman